SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 5, 2004

(Date of earliest event reported)

ACTION PRODUCTS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-13118	59-2095427
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1101 N. Keller Road, Suite E

Orlando, Florida 32810

(Address of principal executive offices, zip code)

(407) 481-8007

(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.

On April 5, 2004, we completed the acquisition of certain assets of Curiosity Kits, Inc., a developer, manufacturer and marketer of craft and activity kits for kids that are sold primarily to specialty toy and craft retailers, and art museums throughout North America. Curiosity Kits, Inc. is a Delaware corporation and a wholly-owned subsidiary of Brighter Vision Holdings, Inc., a Delaware corporation, a subsidiary of Harlequin Enterprises, Limited, a subsidiary of Torstar Corporation.

We acquired from Curiosity Kits substantially all of its:

•	intangible assets and intellectual property for its brands, including patents, trademarks, customer lists and licenses,

•	accounts receivable,

•	finished-goods inventory, and

•	various other assets.

As consideration for these assets, we agreed to pay Curiosity Kits approximately $1.87 million plus the greater of (i) 80% of Curiosity Kits’ current accounts receivable we purchased, and (ii) 90% of such accounts receivable that we actually collect. The purchase price is subject to adjustment for, among other things, any claims for manufacturing defects in the inventory we purchased. To secure our obligation to pay the balance of the purchase price, we gave Curiosity Kits a secured interest in the inventory we purchased.

We obtained financing for part of our initial payment for this acquisition from loans in the aggregate of $495,000 from our original founders, Warren Kaplan, our Chairperson of the Board, and Judith Kaplan, a member of our board of directors. The loans are evidenced by promissory notes which provide for annual interest at 6% which is due when the note matures on March 31, 2006. As further consideration for the notes, we issued the Kaplans an aggregate of 99,000 warrants. The warrants are exercisable at $4.50 per share and may be exercised at any time until March 31, 2009. We may obtain additional financing from the Kaplans or other persons on substantially the same terms, up to a total amount of $1 million.

Item 7. Financial Statements and Exhibits.

(a), (b) Financial Statements - The financial statements required under Item 7 of Form 8-K are not included in this initial report on Form 8-K. We will provide such financial statements by amendment within 60 days from the date that this initial Form 8-K is filed with the Securities and Exchange Commission.

(c) The following Exhibits are being furnished pursuant to Item 12:

2.1	Asset Purchase Agreement by and between Action Products International, Inc., Curiosity Kits, Inc. and Brighter Vision Holdings, Inc., dated April 5, 2004.

10.1	Promissory Note issued to Warren Kaplan Trust in the amount of $250,000 due March 31, 2006.

10.2	Promissory Note issued to Judith Kaplan Trust in the amount of $245,000 due March 31, 2006.

10.3	Warrant issued to Warren Kaplan Trust to purchase 50,000 shares of common stock issued on March 31, 2004.

10.4	Warrant issued to Judith Kaplan Trust to purchase 49,000 shares of common stock issued on March 31, 2004.

99.1	Press release, dated April 6, 2004, issued by Action Products International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ACTION PRODUCTS INTERNATIONAL, INC.

Date: April 19, 2004	By:	/s/ RONALD S. KAPLAN
Ronald S. Kaplan
Chief Executive Officer